UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2004

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 CHANGE IN CONTROL SEVERANCE AND NON-COMPETITION AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2004, Wolverine Tube, Inc. (the “Company”) entered into a Change in Control, Severance and Non-Competition Agreement (the “Agreement”) with Thomas B. Sabol, the Company’s new Senior Vice President of Finance and Accounting. Under the terms of the Agreement, the Company will provide Mr. Sabol certain severance benefits if his employment is terminated or if he resigns in certain circumstances, and Mr. Sabol has agreed to non-disclosure, non-solicitation and non-competition provisions under which he will refrain from engaging in certain activities both during his employment with the Company and for certain periods thereafter. The following summary of the material terms of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Termination for Cause or Resignation without Good Reason. The Agreement provides that if at any time Mr. Sabol (a) is terminated by the Company for “cause” (as defined in the Agreement) or (b) resigns other than for “good reason” (as defined in the Agreement), he is entitled to receive only (i) the severance benefits, if any, provided by the Company’s general procedures and practices; (ii) payment of accrued salary through the date of termination or resignation and (iii) such employee benefits as may be due to Mr. Sabol pursuant to the provisions of the governing plans.

Termination without Cause or Resignation for Good Reason. The Agreement provides that if Mr. Sabol (a) is terminated by the Company without cause at any time or (b) resigns for good reason within two years following a “change in control” (as defined in the Agreement), he is entitled to receive the following benefits:

(1)	A cash amount payable either in a lump sum or in a series of payments (such payment option to be determined by the Company in the case of (a) above, and as selected by Mr. Sabol in the case of (b)), as follows:

(A)	In the event that, during the two years following a change in control, Mr. Sabol is terminated without cause or resigns for good reason, an amount equal to two years’ salary.

(B)	If such termination or resignation occurs at any other time, an amount corresponding to Mr. Sabol’s period of service, as follows: (i) four months’ salary if the termination or resignation occurs during the first year of employment; (ii) nine months’ salary if the termination or resignation occurs during the second year of employment; and (iii) eighteen months’ salary if the termination or resignation occurs after two years of employment. The applicable time period for which salary is paid is referred to in the Agreement as the “continuation period.”

In each case, Mr. Sabol also is entitled to payment for any unused vacation time accrued in the year of termination or resignation.

(2)	Provision of medical and disability benefits substantially similar to those Mr. Sabol received or was entitled to receive immediately prior to his termination or resignation, as well as reimbursement for the cost of maintaining life insurance coverage comparable to the coverage maintained for Mr. Sabol under the Company’s group life insurance plan, in each case until the earlier of the expiration of the applicable continuation period or the date on which Mr. Sabol is covered under other comparable medical, disability or group life insurance plans.

(3)	A lump sum cash amount equal to (i) the greater of the maximum percentage of annual base salary then payable to Mr. Sabol under the Company’s bonus plan or 45 percent of his annual base salary, multiplied by (ii) the applicable continuation period. In the event that Mr. Sabol’s termination or resignation occurs during the two years following a change in control and after the first six months of the Company’s then-current fiscal year, the Company must pay Mr. Sabol an additional amount equal to the actual bonus that Mr. Sabol would have been paid had he remained employed by the Company throughout that year less the lump sum cash amount described above for the first year of the applicable continuation period.

(4)	Reimbursement for reasonable costs actually incurred by Mr. Sabol for outplacement services for up to six months following termination or resignation.

The Agreement provides that if Mr. Sabol resigns for good reason at any time other than within two years following a change in control, he is entitled to receive all of the benefits listed above other than the outplacement services reimbursement described in paragraph 4.

In any case of termination without cause or resignation for good reason, benefits will only be paid to Mr. Sabol if he executes a general release and complies with the non-disclosure, non-solicitation and non-competition provisions contained in the Agreement.

Under the terms of the Agreement, in the event that payments or benefits received by Mr. Sabol in connection with a change in control or termination of employment (whether under the Agreement or any of the Company’s other compensation or benefit plans) would be subject to an “excess parachute payment” tax, then such payments or benefits will be reduced to the extent necessary to avoid triggering the tax, but only if this reduced amount is greater than the net amount of such payments or benefits without the reduction.

Non-Disclosure, Non-Solicitation and Non-Competition Provisions. The Agreement generally provides that (a) during Mr. Sabol’s employment and for three years following termination of employment, Mr. Sabol will not improperly disclose or use confidential information relating to the Company; (b) during Mr. Sabol’s employment and for two years following termination of employment, Mr. Sabol will not solicit business from the Company’s customers; (c) during Mr. Sabol’s employment and for one year following termination of employment, Mr. Sabol will not solicit Company employees to terminate their employment with the Company and (d) during Mr. Sabol’s employment and for two years following termination of employment, Mr. Sabol will not compete with the Company in the United States.

There is no material relationship between Mr. Sabol and the Company other than in connection with his employment as described in this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 1, 2004, Thomas B. Sabol was appointed Senior Vice President of Finance and Accounting of the Company. Mr. Sabol will serve as the Company’s principal accounting officer and will assume the position of Chief Financial Officer upon the retirement of James E. Deason, Executive Vice President and Chief Financial Officer, which is expected to occur on March 31, 2005. Mr. Deason will remain a member of the Company’s Board of Directors until his retirement, at which time he also intends to retire as a director of the Company. The Company expects that after Mr. Deason’s retirement, the Board of Directors, which is currently comprised of eight members, will be reduced to seven members.

Mr. Sabol, 45, served as Executive Vice President and Chief Operating Officer of Plexus Corporation, a publicly traded electronic manufacturing services company, from 2002 to 2003, and as Chief Financial Officer of Plexus from 1996 to 2002. Since August 2003, Mr. Sabol has been engaged in private consulting and has served on the board of directors of Suntron Corporation. Prior to joining Plexus, Mr. Sabol served as Vice President and General Auditor of Kemper Corporation, a financial services company, from 1993 to 1995 and in various management and financial roles with PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP) from 1982 to 1993. Mr. Sabol is a certified public accountant and earned a Bachelor of Science degree in Accounting from Marquette University.

In connection with his hiring and appointment as Senior Vice President of Finance and Accounting, Mr. Sabol accepted the terms of the Company’s offer letter, dated November 23, 2004, providing for at-will employment. Pursuant to the offer letter, Mr. Sabol will receive a starting annual base salary of $250,000, and will be eligible for a maximum annual bonus payout of 65% under the Company’s Annual Performance Incentive Plan beginning in 2005. Mr. Sabol will be eligible for equity grants in accordance with the Company’s 2003 Equity Incentive Plan, and will be granted an initial non-qualified option to purchase 10,000 shares of the Company’s common stock on December 1, 2004. Mr. Sabol will be granted another non-qualified option to purchase 5,000 shares of the Company’s common stock on the day he assumes the position of Chief Financial Officer. Each of these options will vest over a three-year period and will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the grant date. Mr. Sabol will be eligible for benefits under the Company’s relocation policy and, until January 1, 2006, will receive payment for reasonable temporary living and travel expenses and a $15,000 moving allowance in connection with his permanent relocation. Mr. Sabol will participate in the Company’s Supplemental Benefit Restoration Plan and Supplemental Executive Retirement Plan, and will also be entitled to the other benefits available to employees and to senior executive officers of the Company. Mr. Sabol also agreed to enter into a Change in Control, Severance and Non-Competition Agreement with the Company, as described in Item 1.01 hereof.

There are no family relationships between Mr. Sabol and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Sabol is not a party to, and does not have a direct or indirect material interest in, any transactions or arrangements with the Company other than in connection with his employment as described in this report.

A copy of the Company’s press release, dated December 1, 2004, announcing Mr. Sabol’s appointment and Mr. Deason’s expected retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Change in Control, Severance and Non-Competition Agreement, dated as of December 1, 2004 between Wolverine Tube, Inc. and Thomas B. Sabol.

99.1	Press release, dated December 1, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 1, 2004

WOLVERINE TUBE, INC.

By:	/s/	James E. Deason

James E. Deason
Executive Vice President,
Chief Financial Officer,
Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control, Severance and Non-Competition Agreement, dated as of December 1, 2004 between Wolverine Tube, Inc. and Thomas B. Sabol.

99.1	Press release, dated December 1, 2004.